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                                                              Exhibit 10.18

                   PROJECT CONSULTING AND MANAGEMENT AGREEMENT

         THIS PROJECT CONSULTING AND MANAGEMENT AGREEMENT (hereinafter the "Agreement") is made as of the 28th day of September, 1998, by and between CONSTELLATION PROPERTIES, INC. (hereinafter "Owner"), and CORPORATE OFFICE MANAGEMENT, INC., a Maryland Corporation (hereinafter "Manager").

                              W I T N E S S E T H:

         WHEREAS, Owner through its various subsidiaries and affiliates is the owner of a portfolio of properties and projects (both vacant land and buildings in construction) located in the Central Maryland area (hereinafter the "Properties"), the exact locations and designations of the Properties being known by the parties hereto;

         WHEREAS, Owner is managing its ownership of the Properties, including the planning and development of the Properties for residential, commercial and industrial uses; and

         WHEREAS, Owner and Manager acknowledge and agree that the following projects are included, among others, within the Properties and are currently in various stages of development by the Owner through the specified subsidiaries and affiliates: (i) NBP IV, LLC is the owner of an office building known as 135 National Business Parkway which project is nearing completion; needing only certain interior, elevator and exterior landscaping work to be completed; (ii) Constellation Gatespring, LLC is the owner of an office building project known as Woodlands One which project is nearing completion; (iii) Piney Orchard Village Center, LLC is the owner of a retail strip project known as Piney Orchard Village Center which project is under construction with completion scheduled for completion December 31, 1998; and (iv) Constellation Springfield, LLC is the owner of 60% LLC interest in another entity (Fran-Spring TSA, LLC) which is the owner of a retail shopping center in Springfield, Virginia, which project is under construction with completion scheduled for December 31, 1998 ( the foregoing items (i) through (iv) collectively referred to herein as the "Under Development Projects").

         WHEREAS, Owner desires to employ Manager to provide ongoing planning, management and consulting services with respect to the management of Owner's Properties, including management of the completion of development of the Under Development Projects;

         WHEREAS, Owner desires to employ Manager as set forth herein and Manager is willing to manage same in accordance with the terms set forth herein.

         NOW, THEREFORE, in consideration of the sums of money to be paid by Owner to Manager, and in further consideration of the mutual covenants contained herein, the parties hereto agree as follows:


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         1. Recitals. Each party represents to the other that the recitals set forth above contain no material misrepresentation of fact.

         2. Employment of Manager. Owner hereby retains Manager, and Manager hereby agrees, to provide to Owner consulting services and general management and administration services with respect to the Properties and to initiate, and thereafter, to diligently coordinate, supervise and pursue all steps necessary to implement development plans for the various Properties upon such schedules as are reasonably approved from time to time by Owner, upon the terms and conditions, and for the term and compensation hereinafter set forth.

         3. Term. The term of this Agreement, and of the employment of Manager by Owner pursuant hereto, shall be for the period commencing as of the date hereof and ending on the date that is the last day of the month that is eighteen
(18) months after the date of this Agreement ("Term").

         4. Services. Subject to the direction and control of Owner, the consulting, development, management and administrative services to be rendered by Manager shall, when appropriate, include, but not be limited to, each of the following services:

                  (a) Preliminary site analysis and project planning.

                  (b) Coordinate and manage the process of securing preliminary approval of the land use plans and the preliminary engineering criteria.

                  (c) Assist Owner in retaining appropriate consultants related to the various Properties including, but not limited to, landscape architect, civil engineer, architect, traffic consultant, soil engineer, attorney, accountant, marketing consultant, appraiser and surveyor and thereafter, act as Owner's representative's contact with such consultants regarding the development of the Properties.

                  (d) Act as Owner's representative and liaison with community and other civic groups in connection with the development of the Properties.

                  (e) Assist in the preparation of cost line budgets and cash flow projections for the development of the Properties.

                  (f) Prepare and monitor compliance with development schedules approved by Owner.

                  (g) Coordinate the securing of all appropriate and necessary governmental approvals relating to the development plans for the Properties.

                  (h) Consult with respect to the management of the Properties which are not in development at any one time.



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                  (i) Consult with engineers, lenders and attorneys the securing of all permits and the posting of all security required for the development of the Properties.

                  (j) Consult with respect to the issuance of all construction bid documents, provide analysis of bids and recommendations on awards of contracts, and assist in the issuance of contracts for all construction work.

                  (k) Assist in the coordination of construction activities relating to the Project by visiting the site during critical phases of construction and by meeting with County officials, inspectors, contractors, subcontractors and construction supervisors.

                  (l) Coordinate land development documentation with marketing programs including, but not limited to, the preparation of any homeowner's association documents, cross-easements, declarations of covenants and restrictions and deeds to governmental bodies for roads, recreation spaces and open spaces.

                  (m) Advise on the status of all construction/building permits and the release of all security posted in connection with the development of the Properties.

                  (n) Provide advice on the overall marketing and publicity program for the Properties including advertising, signage, promotional brochures and model homes parks.

                  (o) Meet regularly with designated representatives of Owner and furnish summary reports on at least a monthly basis reflecting the status of overall development.

         With regard to the above enumerated services to be performed by Manager hereunder it is agreed that the parties will regularly consult and mutually and reasonably agree upon the scope, timing, order of importance and overall direction of the services.

         Notwithstanding anything herein to the contrary, with respect to the Under Development Projects, Manager shall provide all those management services reasonably required by Owner (or Owner's subsidiary or affiliate which holds title to each of the Under Development Projects) in connection with bringing each of the Under Development Projects to completion as evidenced by the obtaining for each Under Development Project of a certificate of use and occupancy or similar governmental permit. The work of Manager shall generally be described as the performance of all those managerial and oversight functions reasonably required so as to bring each Under Development Project to physical completion on a timely basis and in line with budgeted costs.

         5. Costs and Expenses. Owner shall pay, and Manager shall have no responsibility whatsoever for, the payment of any independent costs or out-of-pocket expenses incurred in connection with the work to be performed by it hereunder. Manager shall be responsible only for its own overhead expenses incurred in the performance of its obligations under this Agreement. Manager shall not authorize or incur outside costs in excess of $5,000 for any one item or service without the prior written approval of Owner. Notwithstanding anything herein to the contrary,



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with regard to the Under Development Projects, in performing its management services hereunder Manager shall use its good faith, commercially reasonable efforts to consult with Owner to save costs and to bring each Under Development Project to completion at a cost within prior approved budgeted sums. Under no circumstances shall Manager authorize or permit additional costs above budget or changes to any Under Development Project that would increase costs without same being approved in advance and in writing by the Owner of the particular Under Development Project.

         6.        Owner's Responsibility.  Owner shall:

                  (a) Reimburse Manager for all independent costs and out-of-pocket expenses properly incurred and approved (if required) by Owner in accordance with the terms hereof.

                  (b) Pay to Manager for its services as rendered hereunder the total sum of $2,000,000. This sum shall be paid as follows on a monthly basis:

                           (i) $250,000 per month from the date hereof through
the last day of the third (3rd) calendar month after the date hereof;

                           (ii) $150,000 per month from the first day of the
fourth (4th) calendar month after the date hereof through the last day of the sixth (6th) calendar month after the date hereof;

                           (iii) $100,000 per month from the first day of the
seventh (7th) calendar month after the date hereof through the last day of the tenth (10th) calendar month after the date hereof;

                           (iv) $50,000 per month from the first day of the
eleventh (11th) calendar month after the date hereof through the last day of the eighteenth (18th) calendar month after the date hereof.

                  (c) Indemnify and hold Manager and all of its officers, agents, servants and employees, harmless from and against any claims, actions, damages, losses and expenses (including attorney's fees) of any kind whatsoever arising out of or in connection with the work and services performed by Manager hereunder, except Owner shall not be liable under this clause if said liability shall arise by reason of the gross negligence or intentional misconduct of Manager. Owner agrees that it will have Manager added as a named insured on the public liability policies acquired by the various owners of the Properties.

                  (d) Cooperate with Manager in expediting the performance of its work hereunder. Owner shall cooperate with Manager by (i) providing information, (ii) providing funds required pursuant to invoices from and contract with providers of services and suppliers of materials with respect to the various Properties, (iii) rendering decisions on matters affecting the development of the various Properties, all within the timeframes and in the form reasonably recommended by Manager.



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         7. Limitation on Manager's Responsibility. It is expressly understood and agreed between the parties hereto, that notwithstanding anything to the contrary in this Agreement, (i) Manager does not warrant, or guarantee the performance of any professional or contractor employed in connection with the Properties or warrant or guarantee the performance of under any construction contracts relating to the Properties. Moreover the consulting development, management and administrative services rendered by Manager hereunder will involve recommendations as to how the various Properties might be developed and estimates made by Manager as part of its development management services, and the assumptions upon which they are based, represent Manager's judgment based upon available information as of the date of preparation. No such recommendation, estimate or assumption is intended to constitute a warranty, guarantee or promise by Manager that the stated objectives can be achieved in the manner described. Manager shall not be liable to Owner if any of Owner's objectives with respect to the Properties are not achieved either in whole or in part or in a timely manner or otherwise.

         8. Default. If either party to this Agreement defaults in the performance of its obligations under this Agreement after notice and opportunity to cure set forth below in Section 8, the non-defaulting party shall have all rights and remedies available to it at law or in equity on account of such default, provided, however, that Owner shall not have the right to seek the remedy of termination of this Agreement unless and until Manager has been given the notice and opportunity to cure set forth below in this Section 8, and thereafter, a court of competent jurisdiction has rendered a final, non-appealable decision holding that the Manager has committed a material breach of this Agreement. Anything contained in this Agreement to the contrary notwithstanding, any act or omission which would otherwise be a default under this Agreement by either party shall not be a default unless the non-defaulting party shall have given the defaulting party notice of such alleged default, and the defaulting party shall have failed to cure such alleged default within thirty (30) days after such notice, or if the alleged default is one which cannot with due diligence be cured within thirty (30) days, the defaulting party shall have failed to commence curing such default within such thirty (30) day period.

         9. Notices. All notices required or provided for in this Agreement, if hand delivered shall be deemed to have been given and received on the date hand delivered to the party receiving same. If the United States mails are used, notices shall be sent certified or registered mail, return receipt requested, postage prepaid, and shall be deemed to have been given and received on the second (2nd) business day from the date deposited in the United States mails addressed as follows:

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                                  If to Owner:

                                  Constellation Properties, Inc.
                                  Attention: Mr. Steven S. Koren
                                  8815 Centre Park Drive - Suite 100
                                  Columbia, MD 21045

                                       and

                                   Dan R. Skowronski, Esquire
                                   Constellation Holdings, Inc.
                                   250 W. Pratt Street
                                   23rd Floor
                                   Baltimore, MD 21201

                                      If to Manager:

                                   Corporate Office Management, Inc.
                                   Attention:  Mr. Randall M. Griffin
                                   8815 Centre Park Drive - Suite 400
                                   Columbia, MD   21045

                                       and

                                   Mr. Clay W. Hamlin, III
                                   Corporate Office Properties Trust
                                   401 City Avenue. Suite 615
                                   Bala Cynwyd, PA 19004

         Each party shall have the right to designate a different address, provided the party's new address is contained in a written notice to the other party.

         10.       Miscellaneous.

                  (a) This Agreement contains the final understanding of the terms and provisions between the parties and supersedes any prior agreement among the parties.

                  (b) This Agreement shall be interpreted under the laws of the State of Maryland.

                  (c) If any provision of this Agreement is found to be unenforceable or void, the remaining provisions of this Agreement shall be enforceable between the parties.

                  (d) This Agreement may not be assigned by either party hereto without the consent of the other party, which shall not be unreasonably withheld or delayed, except that



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either party may assign to a subsidiary or affiliate of it without the prior written consent of the other party.

                  (e) Nothing in the provisions of this Agreement shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence thereof.

                  (f) Each party hereto warrants and represents that the person who has signed this Agreement on its behalf is duly authorized to so sign, and this Agreement is the legal, valid and binding agreement of such party, enforceable against such party, in accordance with its terms.

                  (g) Manager agrees that it will not disclose confidential information furnished to it by Owner as a consequence of its employment under this Agreement.

         IN WITNESS WHEREOF, the parties hereto sign and seal this Agreement on the day and year first above written.

WITNESS                             CONSTELLATION PROPERTIES, INC.

                                    By:                             (SEAL)
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                                    CORPORATE OFFICE MANAGEMENT, INC.

                                    By:                             (SEAL)
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